As filed with the Securities and Exchange Commission on October 28, 2025
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	3505 West Sam Houston Parkway North, Suite 400	95-3409686
(State or other jurisdiction of incorporation or organization)	Houston, Texas 77043 (281) 618-0400	(IRS Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kenneth E. Neikirk
Executive Vice President, General Counsel and Corporate Secretary
Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
(281) 618-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Travis Wofford
Douglas V. Getten
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Helix Energy Solutions Group, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Purchase Units
Units
We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. In addition, the selling shareholders named in any supplement to this prospectus may offer and sell shares of our common stock. We or the selling shareholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. We or the selling shareholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis.
This prospectus provides you with a general description of these securities and the general manner in which we or the selling shareholders will offer and sell the securities. Each time we or the selling shareholders offer and sell securities under this prospectus, we or the selling shareholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.
We will not receive any proceeds from the sales of our common stock by the selling shareholders. See “Selling Shareholders” for a more detailed discussion about the selling shareholders.
Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “HLX.” The last reported sale price of our common stock, as reported on the NYSE on October 27, 2025, was $6.69 per share.
Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and our telephone number is (281) 618-0400.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is October 28, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus, and the selling shareholders to be named in a supplement to this prospectus may offer and sell from time to time, in one or more offerings, shares of common stock as described in this prospectus.
This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we or the selling shareholders offer to sell securities under this prospectus, we or the selling shareholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully this prospectus, the related exhibits filed with the SEC, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.” This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Helix,” the “Company,” “we,” “us,” or “our” relate to Helix Energy Solutions Group, Inc. and includes its consolidated subsidiaries. References in this prospectus to “selling shareholders” refer to any persons or entities to be identified as selling shareholders in a prospectus supplement or otherwise, as described under the heading “Selling Shareholders.”
We and the selling shareholders have not authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus and any prospectus supplement constitute an offer to sell only under circumstances and in jurisdictions where it is lawful to do so.

ABOUT HELIX ENERGY SOLUTIONS GROUP, INC.
Helix Energy Solutions Group, Inc. was incorporated in 1979 and in 1983 was re-incorporated in the State of Minnesota. We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention, robotics and decommissioning operations. Our services are key in supporting a global energy transition by maximizing production of existing oil and gas reserves, decommissioning end-of-life oil and gas fields and supporting renewable energy developments. We provide a range of services to the oil and gas and renewable energy markets primarily in the Gulf of America (deepwater and shelf), U.S. East Coast, Brazil, North Sea, Asia Pacific and West Africa regions.
Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043; our phone number is 281-618-0400. Our common stock trades on the NYSE under the ticker symbol “HLX.” Further information is available at www.helixesg.com. Information that you may find on, or that is accessible from, our website is not part of this prospectus and is not incorporated into this prospectus. For further discussion of the material elements of our business, please refer to our most recent Annual Report on Form 10-K and any subsequent reports we file with the SEC, which are incorporated by reference into this prospectus.

RISK FACTORS
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, you should consider the risks described under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any updates in our Quarterly Reports on Form 10-Q and any subsequently filed periodic or current reports that are incorporated by reference into this prospectus, and those risk factors that may be included in any applicable prospectus supplement. These risks are not the only risks that we face. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or value of our securities could decline, and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference various statements that contain “forward-looking” information regarding the Company and represent our current expectations or forecasts of future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included herein or incorporated by reference herein that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “budget,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements, although not all forward-looking statements contain such identifying words. Included in forward-looking statements are, among other things:
•	statements regarding our business strategy, corporate initiatives and any other business plans, forecasts or objectives, any or all of which are subject to change;
•
statements regarding projections of revenues, gross margins, expenses, earnings or losses, capital spending, share repurchases, working capital, debt and liquidity, cash flows, future operations expenditures or other financial items;

•	statements regarding our backlog and commercial contracts and rates thereunder;
•	statements regarding our ability to enter into, renew and/or perform commercial contracts, including the scope, timing and outcome of those contracts;
•
statements regarding the spot market, the continuation of our current backlog, visibility and future utilization, our spending and cost management efforts and our ability to manage changes, oil price volatility and its effects and results on the foregoing as well as our protocols and plans;

•	statements regarding general economic or political conditions, whether international, national or in the regional or local markets in which we do business;
•	statements regarding energy transition and energy security;
•	statements regarding our ability to identify, effect and integrate mergers, acquisitions, joint ventures or other transactions and any subsequently identified legacy issues with respect thereto;
•
statements regarding the acquisition, construction, completion, upgrades to or maintenance and/or regulatory certification of vessels, systems or equipment and any anticipated costs or downtime related thereto;

•	statements regarding any financing transactions or arrangements, or our ability to enter into such transactions or arrangements;
•	statements regarding our trade receivables and their collectability;
•	statements regarding potential legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;
•	statements regarding our sustainability initiatives and the successes thereon or regarding our environmental efforts, including with respect to greenhouse gas emissions;
•	statements regarding global, market or investor sentiment with respect to fossil fuels;
•	statements regarding our existing activities in, and future expansion into, the offshore renewable energy market;
•	statements regarding potential developments, industry trends, performance or industry ranking;
•	statements regarding our human capital management, including our ability to retain our senior management and other key employees;
•	statements regarding our share repurchase authorization or program;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement; and
•	any other statements that relate to non-historical or future information.
Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include:
•	the impact of domestic and global economic and market conditions and the future impact of such conditions on the offshore energy industry and the demand for our services;
•	the general impact of oil and natural gas price volatility and the cyclical nature of the oil and gas market;
•
the potential impact of geopolitical and domestic policy changes, including tariffs, that may negatively affect oil and gas production and/or pricing or adversely impact offshore renewable energy projects, costs of materials, regulations surrounding safe offshore well intervention, regulations of decommissioning offshore oil and gas wells, and global trade, economic growth and stability;

•
the potential effects of regional tensions that have escalated or may escalate, including into conflicts or wars, and their impact on the global economy, the oil and gas market, our operations, international trade, or our ability to do business with certain parties or in certain regions, and any governmental sanctions resulting therefrom;

•
the results of corporate initiatives such as alliances, partnerships, joint ventures, mergers, acquisitions, divestitures and restructurings, and any amounts payable in connection therewith, or the determination not to pursue or effect such initiatives;

•	the operating results of acquired properties and/or equipment;
•	the impact of inflation and our ability to recoup rising costs in the rates we charge to our customers;
•	the impact of our ability to secure and realize backlog, including any potential cancellation, deferral or modification of our work or contracts by our customers;
•	the ability to effectively bid, renew and perform our contracts, including the impact of equipment problems or failure;
•	the impact of the imposition by our customers of rate reductions, fines and penalties with respect to our operating assets;
•
the impact of current and future laws and governmental regulations and how they will be interpreted or enforced, including related to fossil fuel production, decommissioning, and litigation and similar claims in which we may be involved;

•	the future impact of international activity and trade agreements on our business, operations and financial condition;
•	the performance of contracts by customers, suppliers and other counterparties;
•	the results of our continuing efforts to control costs and improve performance;
•	unexpected future operations expenditures, including the amount and nature thereof;
•	the effectiveness and timing of our vessel and/or system upgrades, regulatory certification and inspection as well as major maintenance items;
•	operating hazards, including unexpected delays in the delivery, chartering or customer acceptance, and terms of acceptance, of our assets;
•	the effect of adverse weather conditions and/or other risks associated with marine operations;
•	the impact of foreign currency exchange controls, potential illiquidity of those currencies and exchange rate fluctuations;

•	the effectiveness of our risk management activities and processes, including with respect to our cybersecurity initiatives and disclosures;
•	the effects of competition;
•	the availability of capital (including any financing) to fund our business strategy and/or operations;
•	the effects of our indebtedness, our ability to comply with debt covenants and our ability to reduce capital commitments;
•	the impact of our stock price on our financing activities such as repurchases of our common stock under share repurchase programs;
•	the effectiveness of our sustainability initiatives and disclosures;
•	the effectiveness of any future hedging activities;
•	the potential impact of a negative event related to our human capital management, including a loss of one or more key employees; and
•	the impact of general, market, industry or business conditions.
Our actual results could also differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those described in Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Industry Influences and Market Environment” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein. Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
We caution you not to place undue reliance on forward-looking statements. Forward-looking statements are only as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise forward-looking statements, all of which are expressly qualified by the statements in this section, or provide reasons why actual results may differ. All forward-looking statements, express or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds we receive from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:
•	working capital;
•	capital expenditures;
•	acquisitions; and
•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.
Any specific allocation of the net proceeds we receive from an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement. Pending any specific application, we may initially invest funds in short-term liquid investments or apply them to the reduction of short-term indebtedness, or indebtedness under our credit agreements.
We will not receive any proceeds from the sales of our common stock by the selling shareholders.

SELLING SHAREHOLDERS
Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK
Set forth below is a description of the material terms of our capital stock. The following description is only a summary. This summary does not purport to be complete, or to give full effect to, the provisions of statutory or common laws, and is subject to, and is qualified in its entirety by reference to, the terms and detailed provisions of our amended and restated articles of incorporation (including any certificate of designation) (as amended, our “Articles of Incorporation”) and our second amended and restated by-laws (as amended, our “By-laws”). We urge you to read these documents. Please read “Where You Can Find More Information.”
Authorized Capital Stock
Our authorized capital stock consists of 240,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Our common stock is listed on the NYSE under the symbol “HLX.” As of October 27, 2025, there were 147,080,917 shares of common stock issued and outstanding.
Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our shareholders on which the holders of common stock are entitled to vote. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and other liabilities, subject to the preferences applicable to outstanding shares of preferred stock (if any). The holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights and the common stock is not redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. Any shares of common stock we may offer and sell under this prospectus will also be fully paid and nonassessable.
Preferred Stock
The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be fixed by resolutions adopted by our board of directors and described in any applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our Articles of Incorporation, including any certificate of designation which may be adopted by our board of directors relating to any series of the preferred stock and which will be filed with the SEC at or before the time we issue a series of the preferred stock. As of October 27, 2025, no shares of preferred stock were outstanding.
Subject to limitations prescribed by law, our board of directors is authorized, without further vote or action by our shareholders, at any time to:
•	issue from time to time shares of preferred stock in one or more series of preferred stock;
•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and
•	determine the number of shares in any series.
Our board of directors is authorized to determine, and any applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:
•	preferential rights to receive dividends, if any;
•	preferential rights to assets upon liquidation, if any;
•	rights of conversion into common stock or other securities, if any;
•	any redemption or sinking fund provisions;
•	special voting rights, if any; and
•	the terms of any other applicable preferences, limitations or relative rights, if any.

Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.
As described under “Description of Depositary Shares” below, we may elect to offer depositary shares of preferred stock represented by depositary receipts. If we so elect, a depositary share may represent a fractional interest, to be specified in any applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring, or preventing a change in control, including through a third party’s acquiring or attempting to acquire a majority of our outstanding shares of stock entitled to vote generally in the election of directors (“voting stock”), or otherwise seeking to effect a change of control. The issuance of preferred stock could also have the effect of restricting dividends on our common stock, diluting the voting power and other rights of our common stock, and impairing the liquidation rights of our common stock. Such issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.
Anti-Takeover and Other Provisions Contained in Our Articles of Incorporation and By-Laws
Our Articles of Incorporation and By-laws contain a number of provisions that could make the acquisition of us by means of a tender or exchange offer, a proxy contest or otherwise more difficult. The description of those provisions set forth below is intended to be only a summary and is qualified in its entirety by reference to the pertinent sections of our Articles of Incorporation and By-laws.
Classified Board of Directors; Removal of Directors
Our directors are currently divided into three classes, only one class of which is subject to re-election in any given year. The classification of directors could have the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two annual meetings of shareholders generally will be required to effect a change in a majority of the board of directors. The classification provisions will apply to every election of directors, regardless of whether a change in the composition of the board of directors would be beneficial to us and our shareholders and whether a majority of our shareholders believes that such a change would be desirable.
Our Articles of Incorporation provide that our directors may only be removed by the affirmative vote of the holders of 68% of the then-outstanding shares then entitled to vote at an election of directors.
The classification provisions of our Articles of Incorporation could also have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of Helix. These provisions could thus increase the likelihood that incumbent directors will retain their positions. In addition, the classification provisions may discourage accumulations of large blocks of our common stock that are effected for purposes of changing the composition of the board of directors. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.
Special Meetings of Shareholders; Shareholder Action by Unanimous Written Consent; Advance Notice of Shareholder Business Proposals and Nominations
Section 302A.433 of the Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “MBCA”) provides that special meetings of the Company’s shareholders may be called by the Company’s chief executive officer, chief financial officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting demanded by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. As a result of Section 302A.441 of the MBCA, an action required or permitted to be taken at a meeting of shareholders may not be taken without a meeting by written consent of shareholders other than by action of all of the shareholders entitled to vote on that action.

Our By-laws provide an advance written notice requirement with respect to shareholder proposals of business at annual meetings and shareholder nominations of candidates for election as directors at annual or special meetings of the shareholders.
Amendment of Certain Provisions of the Articles of Incorporation and By-Laws
Minnesota law provides that a corporation may amend its articles of incorporation by adoption of a board resolution followed by a majority vote of shareholders, unless the articles of incorporation require a larger percentage. In addition, shareholders owning 3% or more of the voting power of shares entitled to vote may propose an amendment to the articles of incorporation or by-laws and submit the amendment to shareholders for approval at the next regular or special meeting of shareholders as to which notice has not yet been given, but can still be timely given, and the amendment may be adopted by a majority vote of the then-outstanding shares of voting stock without board approval. If the articles of incorporation provide for a larger proportion or number of the then-outstanding shares of voting stock to transact a specified type of business at a meeting, the affirmative vote of that larger proportion or number is necessary to amend the articles to decrease the proportion or number of the then-outstanding shares of voting stock necessary to transact the business.
Under the MBCA, our shareholders have the right to adopt, amend or repeal our By-laws. Our Articles of Incorporation provide that the affirmative vote of the holders of at least 80% of the then-outstanding shares of voting stock, voting together as a single class, and in addition to any other vote required by our Articles of Incorporation or By-laws, is required to amend provisions of our Articles of Incorporation or By-laws relating to:
•	the right of shareholders to call a special meeting;
•	the number, election and term of our directors;
•	the procedures for the removal of directors or filling vacancies of the board of directors; and
•	fixing a quorum for meetings of shareholders.
Ninety percent of the voting power of the then-outstanding shares of voting stock, voting together as a single class, in addition to any other vote required by our Articles of Incorporation or By-laws, is required to amend the provisions of our Articles of Incorporation relating to Sections 302A.671 and 302A.673 of the MBCA.
The super-majority voting requirement provisions in our Articles of Incorporation and By-laws make it more difficult for shareholders to amend those provisions. The vote of holders of a majority of the then-outstanding shares of voting stock is required to amend all other provisions of our Articles of Incorporation.
Our Articles of Incorporation permit the board of directors to adopt, amend or repeal our existing By-laws or adopt new by-laws without any action on the part of the shareholders, except with respect to by-law provisions that have been adopted, amended or repealed by the shareholders subject to limitations, including those described herein. By-laws adopted or amended by the board of directors and any powers thereby conferred may be amended, altered or repealed by the shareholders.
Further, under Minnesota law, after the adoption of the initial by-laws, a Minnesota corporation’s board of directors may not adopt, amend or repeal a by-law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a by-law to increase the number of directors. As noted above, Minnesota law generally provides that a shareholder or shareholders holding 3% or more of the voting power may propose a resolution for action by the shareholders to adopt, amend or repeal by-laws. The shareholder proposal can be submitted to a vote at the next regular or special meeting of shareholders as to which notice has not yet been given, but can still be timely given.
Certain Takeover Statutes
Business Combination Provision
Section 302A.673 of the MBCA generally prohibits the Company or any of its subsidiaries from entering into any merger, share exchange, sale of material assets or similar transaction with a shareholder that beneficially owns 10% or more voting power of the outstanding shares of the Company entitled to vote (an “interested shareholder”) within four years following the date the person became an interested shareholder, unless either the transaction or the person’s acquisition of shares is approved prior to the person becoming an interested shareholder by a committee of all of the disinterested members of the board of directors. The business combination provision applies to any corporation that has not expressly provided to the contrary in its articles or its by-laws. The Company has not opted out of this provision.
Takeover Offer; Fair Price
Under Section 302A.675 of the MBCA, an offeror may not acquire shares of a publicly held corporation within two years following the last purchase of shares pursuant to a takeover offer (which relates to certain tender offers resulting in beneficial ownership of, or an increase in beneficial ownership by, more than 10% of any class or series of shares) with respect to that class, including acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction, unless (i) the acquisition is approved by a committee of the board’s disinterested directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer or (ii) shareholders are afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.
Greenmail Restrictions
Under Section 302A.553 of the MBCA, a Minnesota corporation is prohibited from buying shares at an above-market price from a shareholder that beneficially owns more than 5% of the voting power of the corporation and who has held the shares for less than two years unless (i) the purchase is approved by holders of a majority of the outstanding shares entitled to vote or (ii) the corporation makes an equal or better offer to all shareholders for all other shares of that class or series and any other class or series into which they may be converted.
Control Share Provision
Section 302A.671 of the MBCA applies with certain exceptions to potential acquirers of 20% or more of the voting shares of certain Minnesota corporations. Section 302A.671 provides in substance that shares acquired by the acquirer will not have any voting rights unless the voting rights are either:
•
approved by (i) a majority of the voting power of all of the shares of the Minnesota corporation entitled to vote, including all shares held by the acquirer and (ii) a majority of the voting power of all of those shares of the corporation entitled to vote excluding all interested shares; or

•
acquired in a transaction that (i) is pursuant to a tender offer or exchange offer for all of the voting shares, (ii) results in the acquirer becoming the owner of at least a majority of the outstanding voting shares and (iii) has been approved by a committee of disinterested directors.

Helix has opted out of this provision of the MBCA pursuant to its Articles of Incorporation.
Transfer Agent and Registrar
EQ Shareowner Services is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES
Any debt securities that we may offer under this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We may issue the debt securities under one or more separate indentures between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Any senior debt securities that we may offer under this prospectus will be issued under the Indenture dated as of August 14, 2020, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (“the senior indenture”) and any subordinated debt securities that we may offer under this prospectus will be issued under a subordinated indenture (the “subordinated indenture”) to be entered into later between the Company and The Bank of New York Mellon Trust Company, N.A. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”
We have summarized certain terms and provisions of the indentures and the debt securities below. The summary is not complete and the terms and provisions of the indentures summarized herein may be modified by adding or removing covenants, events of default or other provisions as reflected in the relevant prospectus supplement for each particular series of debt securities. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the senior indenture and the form of the subordinated indenture as exhibits to the registration statement, and we will include the applicable final subordinated indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”
In this summary description of the debt securities, all references to “Helix,” the “Company,” “we,” “us” or “our” mean Helix Energy Solutions Group, Inc. only, unless we state otherwise or the context clearly indicates otherwise.
General
The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in a prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount we authorize prior to issuance.
We derive a significant portion of our operating income from, and hold a significant portion our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.
Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.
We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.
We may issue the debt securities in one or more series with various maturities, and we may sell those debt securities at par, at a premium or with an original issue discount.

Terms
A prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the debt securities;
•	the total principal amount of the debt securities;
•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;
•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for redemption or early repayment;
•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;
•	the denominations in which we may issue the debt securities;
•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;
•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities, or any changes to those conditions or limitations;
•	any changes or additions to the events of default or covenants this prospectus describes;
•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;
•	any terms for the conversion or exchange of the debt securities for other securities issued by Helix or any other entity; and/or
•	any other terms of the debt securities.
If we sell any debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Subordination
Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in a prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:
•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or
•
we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in a prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.
The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.
Unless we inform you otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.
Unless we inform you otherwise in a prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Helix for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.
Consolidation, Merger and Sale of Assets
The indentures generally will permit a consolidation, amalgamation or merger between us and another entity. They also will permit the sale by us of substantially all of our assets as an entirety. The indentures will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of substantially all of our assets as an entirety to any other entity only if:
•
the resulting or surviving entity assumes by supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and
•
we deliver to the trustee an opinion of counsel and an officers’ certificate each stating that the transaction and such supplemental indenture comply with the applicable indenture and that any conditions precedent relating to the transaction have been complied with.

On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.
Events of Default
Unless we inform you otherwise in a prospectus supplement, the following will be events of default with respect to a series of debt securities:
•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 consecutive days;
•	our failure to pay principal of or any premium on any debt securities of that series when due;
•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 consecutive days;
•
our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Helix; and
•	any other event of default provided for that series of debt securities.
A default under one series of debt securities would not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.
A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:
•	the holder gives the trustee written notice of a continuing event of default for that series;
•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•	the holder or holders offer to the trustee indemnity and/or security reasonably satisfactory to the trustee;
•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity and/or security; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:
•	conducting any proceeding for any remedy available to the applicable trustee; and
•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.
Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.
Modification and Waiver
We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or change the time for payment of interest on any debt security;
•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;
•	change the stated maturity of any debt security;
•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;
•	change any obligation to pay additional amounts on any debt security;
•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;
•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or
•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.
We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:
•	to cure any ambiguity, omission, defect or inconsistency;
•	to provide for the assumption of our obligations under an indenture by a successor upon any merger, consolidation or asset transfer;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;
•	to provide any security for or add guarantees of any series of debt securities;
•	to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;
•	to add events of default with respect to any debt securities;
•
to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided, that any change made to conform the provisions of an indenture to a description of debt securities in a prospectus or prospectus supplement or an offering memorandum or related term sheet will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•
to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under an indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.
The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Discharge and Defeasance
We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:
•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or
•
all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.
In addition to our right of discharge described above, if we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:
•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or
•
we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:
•	register the transfer or exchange of debt securities;
•	replace stolen, lost or mutilated debt securities; and
•	maintain paying agencies and hold moneys for payment in trust.
Unless we inform you otherwise in a prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.
Governing Law
New York law will govern the indentures and the debt securities.
Trustee
The Bank of New York Mellon Trust Company, N.A., is the trustee under each of the indentures.
If an event of default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity and/or security satisfactory to the trustee.
Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, however, it must eliminate that conflict or resign.
Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.
Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:
•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or
•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Payment and Paying Agent
Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.
Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in a prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, purchase contracts, purchase units, units or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. We will file any warrant agreement or the form thereof, including the form of warrant certificate, with the SEC, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.
Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•	the title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;
•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;
•	the date, if any, on and after which the warrants and the related securities will be separately transferable;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	if appropriate, a discussion of material United States federal income tax considerations; and
•	any other terms of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.
The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.
We will file any deposit agreement or the form thereof, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer with the SEC, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.
Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units. We will file any documents governing or establishing the term of any purchase contract or purchase unit, or the form thereof, with the SEC, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”

DESCRIPTION OF UNITS
We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement. We will file the any unit agreement or the form thereof, including the form of unit certificate, with the SEC, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”
If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	if appropriate, a discussion of material United States federal income tax considerations; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We or the selling shareholders may sell the securities on a delayed or continuous basis in and outside the United States through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.
A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:
•	the name or names of any underwriters or agents;
•	the purchase price of the securities from us or the selling shareholders;
•	the net proceeds to us or the selling shareholders from the sale of the securities;
•	any over-allotment options under which underwriters may purchase additional securities from us or the selling shareholders;
•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities offered in a prospectus supplement may be listed.
Sale Through Underwriters or Dealers
If we or the selling shareholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us or the selling shareholders. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we or the selling shareholders will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We or the selling shareholders may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our or the selling shareholders’ behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us or the selling shareholders to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.
Delayed Delivery Contracts
We or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling shareholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We or the selling shareholders may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our or the selling shareholders’ agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.
Derivative Transactions
We or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, then the third parties may use securities pledged by us or the selling shareholders, or borrowed from us, the selling shareholders or others, to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we or the selling shareholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.
The selling shareholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We or the selling shareholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us or the selling shareholders in the ordinary course of their businesses.
Other than our common stock, which is listed on the NYSE, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Certain matters of Minnesota law will be passed upon for us by Maslon LLP, Minneapolis, Minnesota. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters of such offering, that counsel will be named in a prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements of Helix Energy Solutions Group, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at www.helixesg.com under the “For the Investors” link and then the “SEC Filings” link. The information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into this prospectus. This prospectus is part of a registration statement we have filed with the SEC relating to the securities we or the selling shareholders may offer.
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to have been furnished rather than filed pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit), unless otherwise specified in such current report) on or after the date of this prospectus. The documents we incorporate by reference include:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “Form 10-K”);
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on April 24, 2025, July 24, 2025 and October 23, 2025, respectively;
•	our Current Reports on Form 8-K filed with the SEC on February 21, 2025 and May 14, 2025;
•	our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders, filed with the SEC on April 2, 2025, to the extent incorporated by reference into the Form 10-K; and
•
the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, as we may update that description in any amendment, report or filing from time to time.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this prospectus, at no cost, by writing or telephoning us at the following address or phone number:
Helix Energy Solutions Group, Inc.
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043
Attention: Corporate Secretary
(281) 618-0400

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth all expenses payable by us in connection with the issuance and distribution of the securities being registered.

Registration fee	$ *
Trustee fees and expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Printing fees and expenses	†
Rating agency fees and expenses	†
Miscellaneous	†
Total	$†

*
Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

†
Estimated expenses are not currently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Helix Energy Solutions Group, Inc. (“Helix,” the “Company,” “we,” “us” or “our”) anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Helix is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “MBCA”). Section 302A.521 of the MBCA provides in substance that, unless prohibited by its articles of incorporation or by-laws, a corporation must indemnify a person, including an officer or director, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements (collectively, the “Expenses”), incurred by such person in connection with the proceeding, if certain criteria are met. These criteria (collectively, the “Indemnification Criteria”), all of which must be met by the person seeking indemnification, are essentially that (a) such person has not been indemnified by another organization or employee benefit plan for the same Expenses, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) such person must have acted in good faith; (c) no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, Subdivision 3 of the MBCA requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.
Helix’s amended and restated articles of incorporation (as amended, the “Articles of Incorporation”) contain a provision that eliminates, to the extent currently allowed under the MBCA, the personal monetary liability of a director to Helix and its shareholders for breach of fiduciary duty of care as a director, except for liability (i) based on a breach of the duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) based on the payment of an improper dividend or an improper repurchase of the Company’s stock under Section 302A.559 of the MBCA, or on material violations of federal or state securities laws; (iv) for any transaction from which the director derived a material improper personal benefit; or (v) for any act or omission occurring prior to the date the director liability provisions of the Articles of Incorporation became effective. The Articles of Incorporation are consistent with the MBCA and if such act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company would be further eliminated or limited to the fullest extent permitted by Minnesota law.
Helix’s second amended and restated by-laws (as amended, the “By-laws”) require the Company to indemnify its directors and officers who are made or threatened to be made a party to a proceeding, by reason of such person’s former or present capacity as a director or officer of the Company or their service, at the direction of the Company and while also a director or officer of the Company, as a director, officer or trustee of another organization, against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if the Indemnification Criteria are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company. The By-laws contain detailed terms regarding such rights of indemnification and reference is made thereto for a complete statement of such indemnification rights. To the extent the By-laws with respect to any indemnification provision are invalidated, then the remaining indemnification provisions remain applicable and we are required to indemnify directors and officers to the fullest extent permitted under Minnesota law.
The By-laws further provide that the Company may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, senior management employee or agent of the Company or is or was serving at the request of the Company as a director, officer, senior management, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or employee benefit plan against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the MBCA. Helix maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.
All of the foregoing indemnification provisions are not to be deemed exclusive of any other right to indemnity to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.
Item 16.	Exhibits.
The following documents are filed as exhibits to this registration statement*:

Exhibit Number
**3.1	—
2005 Amended and Restated Articles of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 1, 2006 (000-22739)).

**3.2	—	Second Amended and Restated By-laws, as amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 28, 2006 (001-32936)).
**4.1	—	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.7 to the Company’s Form 8-A filed on June 30, 2006 (001-32936)).
**4.2	—
Indenture, dated as of August 14, 2020, by and between Helix Energy Solutions Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture”) relating to senior debt securities (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Helix with the SEC on August 14, 2020 (001-32936)).

**4.3	—
Form of Indenture (the “Subordinated Indenture”) by and between Helix Energy Solutions Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to subordinated debt securities (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 filed by Helix with the SEC on October 25, 2019 (333-234325)).

5.1	—	Opinion of Maslon LLP, regarding the validity of the securities being registered.
5.2	—	Opinion of Baker Botts L.L.P., regarding the validity of the securities being registered.
23.1	—	Consent of KPMG LLP, independent registered public accounting firm.
23.2	—	Consent of Maslon LLP (contained in Exhibit 5.1).
23.3	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.2).
24.1	—	Power of Attorney (contained in signature page to this registration statement).

Exhibit Number
25.1	—	Statement of Eligibility of Trustee of The Bank of New York Mellon Trust Company, N.A. for the Senior Indenture on Form T-1.
25.2	—	Statement of Eligibility of Trustee of The Bank of New York Mellon Trust Company, N.A. for the form of the Subordinated Indenture on Form T-1.
107	—	Filing Fee Table.

*
We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of our counsel with respect to the legality of the securities offered hereby or (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby.

**	Previously filed.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which such prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
That portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 28, 2025.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ ERIK STAFFELDT
Erik Staffeldt
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Owen Kratz, Erik Staffeldt and Kenneth E. Neikirk, and each of them severally, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendment) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Name	Title	Date

/s/ OWEN KRATZ	President, Chief Executive Officer and Director (Principal Executive Officer)	October 28, 2025
Owen Kratz

/s/ ERIK STAFFELDT	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 28, 2025
Erik Staffeldt

/s/ BRENT ARRIAGA	Vice President – Finance & Accounting and Chief Accounting Officer (Principal Accounting Officer)	October 28, 2025
Brent Arriaga

/s/ DIANA GLASSMAN	Director	October 28, 2025
Diana Glassman

/s/ PAULA HARRIS	Director	October 28, 2025
Paula Harris

/s/ T. MITCH LITTLE	Director	October 28, 2025
T. Mitch Little

/s/ JOHN V. LOVOI	Director	October 28, 2025
John V. Lovoi

/s/ AMY H. NELSON	Director	October 28, 2025
Amy H. Nelson

/s/ WILLIAM L. TRANSIER	Director	October 28, 2025
William L. Transier